UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

STRAN & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41038	04-3297200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Heritage Drive, Suite 600, Quincy, MA	02171
(Address of principal executive offices)	(Zip Code)

800-833-3309
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWAG	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.81375	SWAGW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Browner Employment Agreement

On April 14, 2023, the Compensation Committee (the “Compensation Committee”) of Stran & Company, Inc. (the “Company”) approved an Employment Agreement with David Browner, the Company’s Chief Financial Officer (the “Browner Employment Agreement”), and was entered into as of the same date. Under the Browner Employment Agreement, Mr. Browner will continue to be employed as the Company’s Chief Financial Officer and will continue to function as its principal financial officer and principal accounting officer during the term of the agreement. The initial term of the Browner Employment Agreement will be two years and will automatically extend an additional year each year unless one party gives 60 days’ notice before the end of the term, unless terminated earlier in accordance with its terms as described below. Mr. Browner will receive an annual base salary of $250,000. In addition, the Company will pay up to $750 per month to maintain a leased automobile for business use by Mr. Browner.

For each fiscal year during the term of the agreement, Mr. Browner will receive up to three cash bonuses and six equity bonuses depending on the board of directors’ or the Compensation Committee’s certification of the Company’s attainment of the performance-based conditions provided for in the Browner Employment Agreement. The performance-based conditions will be based on an annual sales target, an annual gross profit target, and an annual net profit target. Each target will be set by the board of directors, the Compensation Committee, or an executive officer or other party delegated with such authority other than Mr. Browner, for the applicable fiscal year. Each target will generally be measured against the audited U.S. GAAP-compliant financial statements of the Company for that year, except that net profit or the equivalent item will be adjusted to exclude expenses related to annual bonus payments to the Company’s executive officers or members of its management team.

Each portion of an equity bonus consisting of common stock will be granted upon certification of attainment of the respective target. Each portion of an equity bonus consisting of vesting of a stock option will relate to a stock option that will be granted on the date of the Browner Employment Agreement and at the beginning of each subsequent fiscal year during the term of the agreement under a standard form of stock option agreement. On April 14, 2023, the Company granted Mr. Browner a stock option for the purchase of 100,000 shares of common stock at an exercise price of $1.72 per share, which was the closing price of the common stock on the Nasdaq Stock Market (“Nasdaq”) on the date immediately preceding the date of grant, and which vests and becomes exercisable upon certification of attainment of the applicable targets by the board of directors or the Compensation Committee in accordance with the equity bonus terms described below. All equity bonuses will be awarded under the Stran & Company, Inc. 2021 Amended and Restated Equity Incentive Plan (the “Plan”). To the extent that equity bonuses of grants of common stock under the Browner Employment Agreement are designated Performance Compensation Awards (as defined by the Plan) by the board of directors or the Compensation Committee and to the extent that each fiscal year constitutes a Performance Period (as defined by the Plan), pursuant to the Plan, such awards must be granted as soon as administratively practicable following completion of the certification of the attainment of the performance-based conditions for such awards but in no event later than 2 1/2 months following the end during which the respective Performance Period is completed. Otherwise, such grants will be considered Performance Shares (as defined by the Plan) and will be granted when certified by the board of directors or the Compensation Committee.

An annual sales-based cash bonus will be awarded based on the percentage of the annual sales target that is attained, as follows: (a) $1,250 if 95% of the target is attained; (b) $5,000 if 100% of the target is attained; (c) $7,500 if 110% of the target is attained; or (d) $10,000 if 120% of the target is attained. An annual gross-profit-based cash bonus will also be awarded based on the percentage of an annual gross profit target that is attained, as follows: (a) $6,250 if 95% of the target is attained, (b) $25,000 if 100% of the target is attained; (c) $37,500 if 110% of the target is attained; or (d) $50,000 if 120% of the target is attained. An annual net-profit-based cash bonus will also be awarded based on the percentage of annual net profit target that is attained, as follows: (a) $5,000 if 95% of the target is attained, (b) $20,000 if 100% of the target is attained; (c) $30,000 if 110% of the target is attained; or (d) $40,000 if 120% of the target is attained. In accordance with the Browner Employment Agreement, each cash bonus will be paid in three equal installments in the third, fourth and fifth months of the fiscal year following the fiscal year in which it is attained upon certification of the respective target.

Five of the six annual equity bonuses will consist of the grant of fully-vested shares of common stock and the vesting of a portion of the stock option granted each year under the Browner Employment Agreement, and one of the equity bonuses will consist of the vesting of a portion of such stock option only, in each case based on whether each bonus’s designated target or target percentage is attained, as follows: (1) grant of 5,000 shares and vesting of the stock option as to 7,500 shares if the annual sales target is attained; (2) grant of 5,000 shares and vesting of the stock option as to 7,500 shares if the annual gross profit target is attained; (3) grant of 5,000 shares and vesting of the stock option as to 7,500 shares if the annual net profit target is attained; (4) grant of 10,000 shares and vesting of the stock option as to 12,500 shares if 125% of the annual net profit target is attained; (5) grant of 10,000 shares and vesting of the stock option as to 15,000 shares if 150% of the annual net profit target is attained; and (6) vesting of the stock option as to 2,000 shares for every $100,000 by which net profit exceeds 150% the annual net profit target, up to a maximum of 50,000 shares.

Mr. Browner will also be eligible for additional bonus amounts as determined by the board of directors within its sole discretion. Mr. Browner will receive unlimited paid time off and paid public holidays, standard executive benefits, standard indemnification and directors and officers insurance, and business-related expense reimbursements.

Mr. Browner’s employment is terminable with cause upon certain grounds by written notice, subject to a 30-day notice and cure period with respect to certain of these grounds for termination for cause. Mr. Browner may be terminated without cause upon 30 days’ written notice. Mr. Browner may terminate the employment with good reason upon certain grounds, subject to a 30-day notice and cure period with respect to certain of these grounds that must begin within 10 days of Mr. Browner’s knowledge of the initial existence of the grounds for termination for good reason. The effect of Mr. Browner’s termination of the agreement without complying with the requirements to terminate with good reason will be equivalent to termination with cause. Termination under any provision of the agreement will generally result in the Company’s obligation to provide accrued and unpaid or pending cash, equity or other compensation. If the Company terminates Mr. Browner without cause or he terminates for good reason, and provided that Mr. Browner signs the general release and waiver annexed to the Browner Employment Agreement within 60 days, the Company will be required to pay the lesser of the number of months’ severance remaining under the term of the agreement, four months if the termination occurs during the first year of the term, or three months if the termination occurs during the second year of the term, provided that Mr. Browner receives at least three months’ severance; reimburse Mr. Browner for the first 18 months of the premiums associated with Mr. Browner’s continuation of health insurance for him and his family pursuant to COBRA; and approve immediate vesting of any outstanding unvested equity awards granted to Mr. Browner during his employment and immediate lifting of all lockups and restrictions on sales or exercise of such awards. If the Company elects not to renew Mr. Browner’s employment agreement, then the Company must pay three months’ severance and reimburse the first six months of the premiums associated with Mr. Browner’s continuation of health insurance for him and his family pursuant to COBRA. If Mr. Browner is terminated in the event of death or disability, then the Company must approve immediate vesting of any outstanding unvested equity awards granted to Mr. Browner during his employment and immediate lifting of all lockups and restrictions on sales or exercise of such awards. In addition, if the Company does not renew the term of the Browner Employment Agreement and Mr. Browner’s termination occurs within 90 days before or 12 months after a Change in Control (as defined by the Browner Employment Agreement), then, provided that Mr. Browner signs the general release and waiver annexed to the Browner Employment Agreement within 60 days, the Company must pay the same severance amount as described above in the event of a termination for cause or resignation for good reason; provide the same COBRA benefits as described above in the event of a termination for cause or resignation for good reason; and approve the immediate vesting of all equity awards held by Mr. Browner unless expressly provided otherwise by the governing documents for such awards. The Browner Employment Agreement also contains standard confidentiality and non-competition provisions and Mr. Browner’s stock option agreement contains standard non-competition and non-solicitation provisions.

The foregoing description of the Browner Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Amended and Restated Audibert Consulting Agreement

On April 14, 2023, the Compensation Committee approved an Amended and Restated Consulting Agreement (the “A&R Audibert Consulting Agreement”) with John Audibert, the Company’s Vice President of Growth and Strategic Initiatives, and his wholly-owned company, Josselin Capital Advisors, Inc. (the “Consultant”), and was entered into as of the same date. The A&R Audibert Consulting Agreement amended and restated the Consulting Agreement, dated as of December 2, 2021, among the Company, Mr. Audibert, and the Consultant. Under the A&R Audibert Consulting Agreement, the Consultant will continue to provide services to the Company in connection with Mr. Audibert’s position as an executive officer of the Company for a 24-month term, unless terminated earlier in accordance with its terms as described below. The Consultant will receive an annual fee of $200,000 and a monthly automobile bonus of $750.

For each fiscal year during the term of the agreement, the Consultant will receive up to six equity bonuses depending on the board of directors’ or the Compensation Committee’s certification of the Company’s attainment of the performance-based conditions provided for in the A&R Audibert Consulting Agreement. The performance-based conditions will be based on an annual sales target and an annual net profit target. Each target will be set by the board of directors, the Compensation Committee, or an executive officer or other party delegated with such authority other than Mr. Audibert, for the applicable fiscal year. Each target will generally be measured against the audited U.S. GAAP-compliant financial statements of the Company for that year, except that net profit or the equivalent item will be adjusted to exclude expenses related to annual bonus payments to the Company’s executive officers or members of its management team.

Each fiscal year during the term of the agreement, the Consultant will be granted restricted common stock consisting of the number of shares of restricted stock equal to $80,000 divided by the closing price of the common stock on the grant date under a standard form of restricted stock award agreement. Each restricted stock grant will vest as to the amounts described below upon certification by the board of directors or the Compensation Committee of attainment of the respective performance-based targets. For the first term year, the A&R Audibert Consulting Agreement provided that the restricted stock’s grant date would be the date of the agreement and the number of shares would be based on the closing price of the common stock on the later of that date or the date of the approval of the grant by the board of directors or the Compensation Committee. For the second term year, the restricted stock will be granted at the beginning of the fiscal year upon approval of the board of directors or the Compensation Committee and will be equal to $80,000 divided by the closing price of the common stock on the anniversary of the date of the agreement, or as otherwise determined by the board of directors or Compensation Committee. On April 14, 2023, the Consultant was granted 46,511 shares of restricted common stock based on the closing price of the common stock on the date immediately preceding the date of grant, and such amount was accepted by the Consultant as the restricted stock grant provided for by Audibert A&R Consulting Agreement for the initial year of the term of the agreement.

In addition, on the date of the A&R Audibert Consulting Agreement and at the beginning of each subsequent fiscal year during the term of the agreement, the Consultant will be granted a stock option under a standard form of stock option agreement to purchase the maximum number of shares subject to approval of the board of directors or the Compensation Committee and the equity bonus vesting terms described below. Accordingly, on April 14, 2023, the Company granted the Consultant a stock option for the purchase of 180,000 shares of common stock at an exercise price of $1.72 per share, which was the closing price of the common stock on Nasdaq on the date immediately preceding the date of grant, and which vests and becomes exercisable upon certification of attainment of the applicable targets by the board of directors or the Compensation Committee in accordance with the equity bonus terms described below.

Each fiscal year during the term of the A&R Audibert Consulting Agreement, the Consultant will also be granted fully-vested common stock upon, and in an amount based on, the board of directors’ or the Compensation Committee’s certification of attainment of the applicable targets in accordance with the equity bonus terms described below.

All equity bonuses will be awarded under the Plan. To the extent that equity bonuses of grants of fully-vested common stock under the A&R Audibert Consulting Agreement are designated Performance Compensation Awards by the board of directors or the Compensation Committee and to the extent that each fiscal year constitutes a Performance Period (as defined by the Plan), pursuant to the Plan, such awards must be granted as soon as administratively practicable following completion of the certification of the attainment of the performance-based conditions for such awards but in no event later than 2 1/2 months following the end during which the respective Performance Period is completed. Otherwise, such grants will be considered Performance Shares (as defined by the Plan) and will be granted when certified by the board of directors or the Compensation Committee.

Two of the equity bonuses will consist of the vesting of a percentage of the restricted stock granted each year under the A&R Audibert Consulting Agreement based on the percentage of the annual sales target that is attained, the percentage of the net profit target that is attained, or both. The restricted stock will vest based on the attainment of the annual sales target as follows: (a) vesting of 5% of the restricted stock if 95% of the annual sales target is attained; (b) 20% of the restricted stock if 100% of the annual sales target is attained; (c) 30% of the restricted stock if 110% of the annual sales target is attained; or (d) 40% of the restricted stock if 120% of the annual sales target is attained. The restricted stock will also vest based on the attainment of the annual net profit target as follows: (a) vesting of 7.5% of the restricted stock if 95% of the annual net profit target is attained; (b) 30% of the restricted stock if 100% of the annual net profit target is attained; (c) 45% of the restricted stock if 110% of the annual net profit target is attained; or (d) 60% of the restricted stock if 120% of the annual net profit target is attained.

Two of the equity bonuses will consist of the grant of fully-vested shares of common stock and the vesting of a portion of the stock option granted each year under the A&R Audibert Consulting Agreement, and two of the equity bonuses will consist of the vesting of a portion of such stock option only, in each case based on whether each bonus’s designated target or target percentage is attained, as follows: (1) grant of 8,000 shares and vesting of the stock option as to 40,000 shares if the annual sales target is attained; (2) grant of 12,000 shares and vesting of the stock option as to 40,000 shares if the annual net profit target is attained; (3) vesting of the stock option as to 50,000 shares if 125% of the annual net profit target is attained; and (4) vesting of the stock option as to 50,000 shares if 150% of the annual net profit target is attained.

The Consultant will also be eligible for additional bonus amounts as determined by the board of directors within its sole discretion. The Consultant will provide services under the A&R Audibert Consulting Agreement as an independent contractor. The Consultant and Mr. Audibert will not receive employee or executive benefits. Mr. Audibert has been provided with standard indemnification pursuant to a separate indemnification agreement and is covered by the Company’s directors and officers insurance policy. The Consultant and Mr. Audibert will be solely responsible for any business-related expenses.

Upon the occurrence of a Change in Control (as defined by the A&R Audibert Consulting Agreement) during the consulting agreement’s term, whether or not the Consultant’s engagement is terminated, or upon Consultant’s termination without cause, all restricted stock, stock option, stock appreciation right or similar awards granted to or pending grant to and held by the Consultant will immediately vest and will no longer be subject to forfeiture, unless expressly provided otherwise in the governing documents for such awards. Either the Company or the Consultant may terminate the A&R Audibert Consulting Agreement for material breach and failure to cure such breach within 15 days of receipt of notice by the non-breaching party. Both the Company and the Consultant may terminate the A&R Audibert Consulting Agreement without cause by giving at least 30 days’ written notice. Termination under any provision of the agreement will generally result in the Company’s obligation to provide accrued and unpaid or pending cash, equity or other compensation. If the Company or the Consultant terminates the agreement without cause as provided under the agreement, and the Consultant and Mr. Audibert then deliver their signatures to the general release and waiver form annexed to the consulting agreement within 60 days, then the Company must pay a $50,000 fee. The Consultant and Mr. Audibert are also subject to standard confidentiality and non-interference provisions under the consulting agreement and standard non-competition and non-solicitation provisions in the Consultant’s stock option agreement and restricted stock award agreement.

The foregoing description of the A&R Audibert Consulting Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2.

Other Audibert Compensation

Immediately prior to the entry into the A&R Audibert Consulting Agreement, on April 14, 2023, pursuant to the original Consulting Agreement among the Company, the Consultant and Mr. Audibert, dated as of December 2, 2021 (the “Original Audibert Consulting Agreement”), the Company granted a total of 40,000 shares of common stock subject to time-based service requirements that had vested in two 20,000-share portions on May 2, 2022 and December 2, 2022, respectively. The Consultant had separately informally agreed to receive these grants in 2023 in order to accommodate the Company. The grant was made under the Plan on the standard form of restricted stock award agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Original Audibert Consulting Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3.

Johnshoy Compensation

As initially reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2022, the Company and Sheila Johnshoy, Chief Operating Officer, are parties to an employment letter agreement, dated as of March 11, 2022 (the “Johnshoy Agreement”). Under the Johnshoy Agreement, Ms. Johnshoy will receive an annual base salary of $250,000 and potential salary and annual bonus increases in future years based on the successful achievement of personal and business-related goals. Ms. Johnshoy will also receive an annual performance cash bonus with a target bonus percentage of 25%, 50%, 75%, or 100% of base salary, conditioned on (i) the occurrence of annual revenue of the Company of $10 million, $53 million, $60 million, or $70 million, respectively, provided that the Company also has normalized annual operating profit for any annual cash bonus of 50%, 75% or 100% of base salary, or (ii) the discretionary approval of the Company’s Chief Executive Officer, subject to approval by the Compensation Committee. In accordance with the Johnshoy Agreement, Ms. Johnshoy received a cash bonus consisting of 50% of base salary earned during 2022, or $100,000, due to the occurrence of annual revenue of more than $53 million and normalized annual operating profit during the fiscal year ended December 31, 2022. In addition, under the Johnshoy Agreement, on March 11, 2022, Ms. Johnshoy was granted 5,000 shares of common stock and a stock option to purchase 40,000 shares at an exercise price per share of $1.60, which was the closing price of the Company’s common stock on March 11, 2022. The stock option was immediately vested as to 5,000 shares of common stock and otherwise subject to a six-month lock-up provision and certain performance-based vesting conditions described as follows. Upon the occurrence of the following annual revenue amounts of the Company or at the discretionary approval of the Company’s Chief Executive Officer, subject in each case to final approval by the Compensation Committee, Ms. Johnshoy will be granted up to 35,000 additional shares of common stock and the stock option will vest as to 35,000 shares of common stock, as follows: (a) grant of 5,000 shares and the vesting of the stock option as to 5,000 shares upon attainment of annual revenue of $50 million, (b) grant of 10,000 shares and the vesting of the stock option as to 10,000 shares upon attainment of annual revenue of $60 million, (c) grant of 10,000 shares and the vesting of the stock option as to 10,000 shares upon attainment of annual revenue of $70 million, and (d) grant of 10,000 shares and the vesting of the stock option as to 10,000 shares upon attainment of annual revenue of $80 million. On April 14, 2023, the Compensation Committee certified the attainment of the performance-based conditions for the grant of 5,000 shares of common stock and the vesting of the stock option as to 5,000 shares of common stock based on annual revenue of more than $50 million during the fiscal year ended December 31, 2022. Additionally, under the Johnshoy Agreement, if a trailing 12-month revenue of the Company of $250 million occurs within 3.5 years of Ms. Johnshoy’s start of employment, she will earn an additional bonus of 100,000 shares of common stock. All equity compensation under the Johnshoy Agreement has been and will be made under standard forms of award agreements under the Plan unless otherwise disclosed. After the first year of employment, all bonus compensation terms will be subject to review. In addition, Ms. Johnshoy is entitled to severance benefits equal to four months’ salary if terminated without Cause (as defined in the Johnshoy Agreement) during the first year of employment and four months’ salary if terminated during the second year of employment. Ms. Johnshoy will be eligible to receive certain health care, dental, life insurance, disability, and retirement benefits after three months’ employment. Ms. Johnshoy will receive unlimited vacation days encompassing vacation, personal and sick days, subject to two weeks’ notice and approval whenever possible. Pursuant to the Johnshoy Agreement, Ms. Johnshoy’s equity award agreements do not have non-competition provisions in order not to restrict Ms. Johnshoy from working within the promotional industry after the end of her employment with the Company, but require Ms. Johnshoy to refrain from soliciting current clients or employees that were existing or obtained during Ms. Johnshoy’s employment with the Company. Ms. Johnshoy is also subject to a confidentiality provision under the Johnshoy Agreement.

The foregoing description of the Johnshoy Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.4.

Paradiso Compensation

As initially reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 16, 2022, the Company and Stephen Paradiso, Chief of Staff, are parties to an employment letter agreement, dated as of December 6, 2021 (the “Paradiso Agreement”). Under the Paradiso Agreement, Mr. Paradiso will receive an annual base salary of $175,000 and potential salary and annual bonus increases in future years based on the successful achievement of personal and business-related goals. For each of the first two years of the term of the Paradiso Agreement, Mr. Paradiso will be eligible to receive an annual performance cash bonus based on the review of the Company’s results for the fiscal year ended December 31, 2022 and the fiscal year ended December 31, 2023, respectively, with a target bonus percentage of 25%, 50%, 75%, or 100% of base salary, conditioned on (i) for fiscal year 2022, the occurrence of trailing 12-month revenue of the Company of $42 million, $47 million, $52 million, or $57 million, respectively, and, for fiscal year 2023, the occurrence of trailing 12-month revenue of the Company of $45 million, $55 million, $65 million, or $75 million, respectively, or (ii) the discretionary approval of the Company’s Chief Executive Officer, subject to approval by the Compensation Committee. In accordance with the Paradiso Agreement, Mr. Paradiso received a cash bonus consisting of 100% of base salary, or $175,000, due to the occurrence of trailing 12-month revenue of more than $57 million during the fiscal year ended December 31, 2022. Pursuant to the Paradiso Agreement, on December 6,2021, Mr. Paradiso was granted a bonus of 65,000 restricted shares and an option to purchase up to 125,000 shares at an exercise price per share of $4.72, which was the closing price of the common stock on the date that the Paradiso Agreement was countersigned by Mr. Paradiso. The restricted stock and 65,000 shares under the option will vest in eight equal installments over two years and were subject to a six-month lockup provision. Mr. Paradiso will be granted up to 40,000 bonus shares of common stock and the option will vest as to an aggregate of 40,000 additional shares of common stock upon the occurrence of trailing 12-month revenue amounts, as follows: (i) grant of 10,000 shares and vesting of the stock option as to 10,000 shares any trailing 12-month revenue of $50 million; (ii) grant of 10,000 shares and vesting of the stock option as to 10,000 shares any trailing 12-month revenue of $60 million; (iii) grant of 10,000 shares and vesting of the stock option as to 10,000 shares any trailing 12-month revenue of $70 million; and (iv) grant of 10,000 shares and vesting of the stock option as to 10,000 shares any trailing 12-month revenue of $80 million. Mr. Paradiso will also be granted up to an aggregate of 22,500 bonus shares of common stock and the stock option will vest as to an aggregate of 22,500 shares of common stock once certain service-based benchmarks are achieved, as follows: (i) grant of 2,500 shares and vesting of the stock option as to 2,500 shares upon successfully executing a company “rhythm” by setting recurring meetings and tasks; (ii) grant of 10,000 shares and vesting of the stock option as to 10,000 shares upon successfully hiring and onboarding three chief officer-level or executive vice president-level leaders; and (iii) grant of 10,000 shares and vesting of the stock option as to 10,000 shares upon successfully creating and putting in motion a business plan and succession plan. On April 14, 2023, the Compensation Committee certified the attainment of the conditions for the grant of 12,500 shares of common stock and the vesting of the stock option as to 12,500 shares of common stock based on trailing 12-month revenue of more than $50 million during the fiscal year ended December 31, 2022 and Mr. Paradiso’s successfully executing a company “rhythm” by setting recurring meetings and tasks. Additionally, under the Paradiso Agreement, if trailing 12-month revenue of the Company of $250 million occurs within three years of Mr. Paradiso’s start of employment, he will be granted an additional 100,000 bonus shares of common stock. After the second year of employment, all bonus compensation terms will be subject to review. All equity compensation under the Paradiso Agreement has been and will be made under standard forms of award agreements under the Plan unless otherwise disclosed. Mr. Paradiso has been eligible to receive certain health care, dental, life insurance, disability, and retirement benefits since the end of his first three months’ employment. Mr. Paradiso will receive 25 days of paid time off annually, including vacation and sick days, subject to two weeks’ notice and approval whenever possible. Mr. Paradiso is required to sign a standard nondisclosure and noncompete agreement that will not restrict Mr. Paradiso from working within the print or promotional industry, except for any specific direct competitors that are individually listed in that agreement, but Mr. Paradiso will be required not to solicit any current or existing clients or customers that were obtained prior to Mr. Paradiso’s employment or obtained during his employment unless given prior approval by the Company for the period specified in the noncompete agreement.

The foregoing description of the Paradiso Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.5.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1†	Employment Agreement, dated as of April 14, 2023, by and between Stran & Company, Inc. and David Browner

10.2†	Amended and Restated Consulting Agreement, dated as of April 14, 2023, by and between Stran & Company, Inc., John Audibert and Josselin Capital Advisors, Inc.

10.3†	Consulting Agreement between Stran & Company, Inc., Josselin Capital Advisors, Inc. and John Audibert, dated as of December 2, 2021 (incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-Q filed on December 7, 2021)

10.4†	Employment Letter Agreement, dated March 11, 2022, by and between Stran & Company, Inc. and Sheila Johnshoy (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 16, 2022)

10.5†	Employment Offer Letter, dated December 6, 2021, by and between Stran & Company, Inc. and Stephen Paradiso (incorporated by reference to Exhibit 10.45 to the Annual Report on Form 10-K filed on March 28, 2022)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Executive compensation plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2023	STRAN & COMPANY, INC.

/s/ Andrew Shape
	Name:	Andrew Shape
	Title:	Chief Executive Officer

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